UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 24, 2008
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 24, 2008, M.D.C. Holdings, Inc. entered into a Second Amendment to its Second Amended and Restated Credit Agreement, dated as of March 22, 2006, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders that are signatories thereto. The Second Amendment (1) modified the definition of Leverage Ratio (for all purposes other than pricing determination) to allow for credit of unrestricted cash in excess of $50,000,000 but not to exceed $500,000,000; (2) reset the consolidated tangible net worth base amount of the Consolidated Tangible Net Worth Test to $1,055,020,000 and reset the date from which subsequent increases from quarterly net income and net proceeds from equity issues are measured to after December 31, 2007; and (3) reset the date in the Consolidated Tangible Net Worth Floor from which subsequent increases from quarterly net income and net proceeds from equity issues are measured to after December 31, 2007.
No changes were made to the size of the facility or the pricing grid set forth in the credit agreement.
A copy of the Second Amendment is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure contained in Item 1.01 is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of January 24, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: January 25, 2008	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of January 24, 2008

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